Exhibit 10.1


                    ASSET PURCHASE AGREEMENT


This Asset Purchase Agreement (the "Agreement") is made this 25th day of March, 1997 by and between American Disposal Services of Missouri, Inc., an Oklahoma corporation (the "Purchaser"), and Waste Management of Indiana, LLC, a Delaware limited Liability company (the "Seller").

                           Recitals

The Seller desires to sell, transfer and assign to the Purchaser and the Purchaser desires to purchase from the Seller certain of the assets, properties and business of the Seller, all as hereinafter provided.

                          Agreements

In consideration of the premises and the mutual representations, warranties and covenants and subject to the conditions herein contained and intending to be legally bound, the parties agree as follows:

1.   Purchase and Sale of Assets; Closing.

     Section 1.1 Purchased Assets. The Seller agrees to and will sell, transfer, assign and deliver to the Purchaser at the Closing (as hereinafter defined), free and clear of all liens, claims and encumbrances (except those which the Purchaser has expressly agreed to assume in Section 1.3(a)(2) hereof), the following assets used in the Seller's business of providing to the Customer Accounts (as hereinafter defined) solid waste collection, hauling and disposal services (the "Business") in the Evansville, Indiana area (the "Purchased Assets"):

     (a) the machinery, equipment, leasehold improvements, construction in progress, furniture and fixtures, trucks, automobiles, vehicles, refuse containers, computers and other operating assets owned or leased by the Seller and used in the Business and identified on Exhibit 1.1 (a) (the "Operating Assets");

     (b) the tools and supplies of the Seller used solely in connection with the Business, including any shop tools and equipment, supplies of fuel, lubricants, tires, spare parts, office equipment and supplies and other consumable supplies (the "Supplies");

     (c) Seller's right, title and interest in the commercial, industrial and residential customer accounts, customer account contracts, and other rights to provide services to the customers of the Seller's Business identified on Exhibit 1.1 (c) (the "Customer Accounts");

     (d) to the extent transferable, the Business' permits, licenses, governmental approvals, franchises and franchise rights, telephone numbers, and other proprietary rights identified on Exhibit 1.1(d) (the "Proprietary Rights");

     (e) the operating data, books, files, documents and records of the Seller relating to the Business, including without limitation customer lists, credit records, marketing information, correspondence, and other similar documents and records (the
"Records");

     (f) all of the Seller's right, title and interest in and to the owned real property (the "Owned Real Property") and the leased real property (the "Leased Real Property"), as identified on Exhibit 1.1(f) (collectively, the "Real Property");

     (g) all accounts receivable of the Business arising from service in the ordinary course of Business, as shall be identified on a receivables aging schedule to be provided to Purchaser at or about the Time of Closing (the "Receivables");
and

     (h)  any and all goodwill related to the foregoing.

     Section 1.2    Excluded Assets.  Anything to the contrary in
Section 1.1 notwithstanding, the Purchased Assets shall exclude the following assets of the Seller (collectively, the "Excluded
Assets"):

     (a) the cash consideration to be paid by the Purchaser and the Seller's other rights under this Agreement;

     (b) any assets of Seller used in businesses other than the Business;

     (c) the corporate minute books, stock records and other records of the Seller;

     (d) all cash and cash equivalents and investments, whether short term or long term of the Business, including prepaid expenses, bank accounts, certificates of deposit, treasury bills and securities;

     (e)  proprietary rights of the Seller not listed on Exhibit
1.1 (d), including Seller's service marks and proprietary software; and

     (f) any assets of the Seller used in other operations of the Seller or not specifically described in Section 1. 1.

     Section 1.3 Purchase Price; Allocation; Payment. (a) As consideration for the Purchased Assets and the Covenant Not to Compete in Section 4.7 herein, the Purchaser agrees, subject to the terms, conditions and limitations set forth in this
Agreement:

          (1) to pay to the Seller in the manner specified below, the total sum of $28,000,000 plus an amount equal to 100% of the face value of the Receivables aged 59 days or less at the Time of Closing, 90% of the face value of Receivables aged 60 89 days at the Time of Closing, 70% of the face value of the Receivables aged 90 119 days at the Time of Closing and 50% of the face value of the Receivables aged greater than 120 days (the "Purchase Price");

          (2) to assume and discharge when lawfully due those liabilities, contracts, commitments and other obligations of the Seller set forth in Exhibit 1.3(a)(2) (the "Assumed
Liabilities"), if any.

     (b) the parties agree that the consideration for the Purchased Assets shall be allocated as follows:

Buildings                                    $1,130,000
Vehicles                                       $875,000
Containers                                     $800,000
Supplies                                       $100,500
Machinery and Equipment                        $200,000
Real Property                                  $720,000
Goodwill, Customer Accounts, and
  Proprietary Rights                         $7,075,000
Covenant Not to Compete                        $100,000
Landfill Permit                             $17,000,000

     (c) Purchaser agrees, subject to the terms, conditions and limitations set forth in this Agreement, that:

          (1) an amount equal to $26,000,000, representing the cash portion of the base purchase price, excluding Receivables, plus $1,000,000, representing the estimated purchase price for the Receivables net of Pre Billed Accounts (as hereinafter defined), for an aggregate of $27,000,000, shall be paid by wire transfer from Purchaser to Seller at Mellon Bank, Pittsburgh, Pennsylvania, ABA No. 043000261, Account No. 1979409, at the Time of Closing;

          (2) the aggregate of all sums billed and collected by Seller on the Customer Accounts for services to be rendered by Purchaser after the Time of Closing (the "Pre Billed Accounts"), as such accounts, Pre Billed amounts and billing periods are identified on Exhibit 1.3(c)(2), shall be credited against the cash portion of the Purchase Price in favor of Purchaser, as contemplated in Section 1.3(c)(1) above;
          (3) the Purchaser shall deliver to the Seller at the Time of Closing a promissory note (the "Note") in the aggregate principal amount of $2,000,000, payable 18 months after the date of the definitive written agreement and

          (4) the Purchaser shall be responsible for any transfer, sales or other taxes or levies (including any motor vehicle transfer taxes) that may be payable as a result of the transaction contemplated hereby and shall pay to Seller promptly upon request an amount equal to the amount of any such taxes that may be payable by Seller as a result of such transaction.

     (d) Except as otherwise specifically provided in this Agreement, all expenses, taxes and obligations relating to the ownership and operation of the Business, including without limitation, real and personal property taxes and utilities costs, shall be pro rated between Purchaser and Seller as of midnight of the day preceding the Closing Date, and the cash portion of the Purchase Price payable at the Time of Closing shall be adjusted by such apportionment. Whether amounts are allocable for the above purposes for the period before or after Closing shall be determined in accordance with generally accepted accounting principles using the accrual method. It is anticipated that Purchaser will pay certain invoices to be delivered to Purchaser at Closing for additional capital equipment ordered by Seller for the Business prior to the Time of Closing, as previously disclosed to Purchaser. On or before the date 10 business days after the Time of Closing the Seller shall provide to Purchaser a receivables aging schedule. Within five days of such date the Seller shall pay to Purchaser (if the Purchaser has overpaid) or Purchaser shall pay to Seller (if the Purchaser has underpaid), as appropriate, an amount equal to the difference between the value of the Receivables and the estimated value of Receivables.

     Section 1.4    Excluded Liabilities.  Anything to the
contrary in Section 1.3 notwithstanding, Purchaser shall have no responsibility whatsoever with respect to the following liabilities, contracts, commitments and other obligations of the Seller (the "Excluded Liabilities"):

     (a) any obligations or liabilities of the Seller arising under this Agreement;

     (b) any obligation of the Seller for federal, state or local income tax liability (including interest and penalties) arising from the operations of the Seller up to the Time of Closing or arising out of the sale by the Seller of the Purchased Assets pursuant hereto;

     (c) any obligation of the Seller for expenses incurred in connection with the sale of the Purchased Assets pursuant hereto; or
     (d) any other liability or obligation of the Seller which is not assumed by the Purchaser pursuant to Section 1. 3 (a)(2).

     Without limiting the generality of the foregoing statement, Purchaser shall not assume any CERCLA or other environmental liability of any nature, including without limitation, the remediation of any real property or groundwater which relates to the generation, collection, transportation or disposal of any materials, relating to Seller's operation and ownership of the Business prior to the Time of Closing. Anything herein to the contrary notwithstanding, Purchaser shall be responsible for closure and post closure liabilities for the Blackfoot landfill.

     Section 1.5 Time and Place of the Closing. (a) The Closing of the sale of the Purchased Assets (the "Closing") shall take place at the offices of the Seller in Oak Brook, Illinois at 10:00 A.M., local time, on the later of March 31, 1997 and the date five business days after all of the conditions precedent set forth in Sections 5 and 6 have been satisfied or waived (the "Time of Closing"); provided further, however, that if the Closing shall not have occurred on or before April 30, 1997, then any party hereto may terminate this agreement upon five days written notice to the other party.

     (b) To the extent that any of the transactions contemplated hereby constitutes or would be deemed to be the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to the Purchaser of any permit, contract or agreement and such transaction would be prohibited by any applicable law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery thereof. Following the Closing, the parties shall use reasonable efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers, to obtain novations or other agreements if appropriate and, after obtaining such, to complete the transactions contemplated hereby. Pending such authorization, approval, novation, consent or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangement designed to provide the economic benefits and burdens of use of such permits, contracts and agreements to the Purchaser. To the extent possible, performance obligations of the Seller with respect to any such permits, contracts, or agreements shall be deemed to be subcontracted to the Purchaser. To the extent that any contract or agreement cannot be transferred following the Closing pursuant to this Section 1.5(b), Seller and Purchaser agree to negotiate in good faith a mutually acceptable resolution with respect to such contract or agreement.

     (c) The parties acknowledge that at the Closing the Seller will not be transferring to Purchaser the applicable permits for the ownership and operation of the Blackfoot landfill, as such transfer will require the prior written consent of the Indiana Department of Environmental Management (or reissuance of the permits), which is expected to occur on or about the date 60 days after the date hereof. Pending such transfer, the Purchaser shall operate the landfill as a Subcontractor under Seller's permits, in full compliance with such permits and all applicable laws, regulations, orders, ordinances or other applicable regulatory requirements. Seller shall have the right (but not the obligation) to require the Purchaser to take whatever action Seller may reasonably request to comply with such permits and applicable regulatory requirements. With respect to the period after Closing, Purchaser shall be entitled to all benefits and responsible for all burdens of ownership of such landfill pending such transfer. Upon transfer or reissuance of applicable permits, the Purchaser shall record the deeds for the landfill property. If the Indiana Department of Environmental Management does not approve the transfer on or before December 31, 1997 (unless the parties agree to extend such period), the Purchaser shall reconvey the Purchased Assets to Seller and Seller shall refund the Purchase Price to Purchaser, and the parties shall negotiate in good faith all necessary and proper arrangements to unwind the transactions contemplated hereby and put each party in the same position they would have been in had the transactions not taken place, except that Purchaser shall continue to be responsible for its actions during the period it operated the Business and shall be entitled to the benefit of operations thereof, as well as the burdens thereof for such period.

     Section 1.6 Procedure at the Closing. At the Closing, the following actions will be taken by the parties and the completion of each action shall be a further condition to the
Closing:

     (a) the Seller shall deliver to the Purchaser, in form satisfactory to the Purchaser, such deeds, bills of sale, endorsements, assignments, receipts and other instruments, as shall be sufficient to vest in the Purchaser good and marketable title to the Purchased Assets, free and clear of all liens, claims and encumbrances, except as otherwise permitted by this Agreement; and

     (b) the Purchaser shall deliver to the Seller by wire transfer of immediately available funds the cash portion of the Purchase Price less the amount of the Prebilled Accounts, if any, and other prorations, plus the estimated value of the Receivables, the Note and an assignment and assumption agreement in form reasonably satisfactory to Seller.

     2.   Representations and Warranties of the Seller.  The
Seller makes the following representations and warranties:

     Section 2.1 Organization, Power and Authority. The Seller is a limited liability company duly organized and legally existing in good standing under the laws of the State of Delaware, and has full corporate power and authority (a) to own or lease its properties and to carry on its business as it is now being conducted, (b) to enter into this Agreement and to sell, convey, assist, transfer and deliver the Purchased Assets to the Purchaser as provided herein, and (c) to carry out the other transactions and agreements contemplated hereby.

     Section 2.2    Financial Statements.  Attached as Exhibit
2.2 are the following financial statements with respect to the
Business:

     (a)  Balance Sheet as of December 31, 1996; and

     (b)  Income Statement for the 12 month period ended December
          31, 1996;

     (c)  Balance Sheet as of February 28, 1997; and

     (d)  Income Statement for the 2 month period ended February
          28, 1997.

     Such financial statements present fairly in all material respects the financial position of the Business as of the date of such balance sheet and the results of its operations for the period covered, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except that such financial statements do not contain footnote disclosure and are subject to normal recurring year end adjustments.

     Section 2.3 Real Property. (a) With respect to the Owned Real Property, if any, Exhibit 1.1(f) accurately describes the location, approximate area and recording data for the relevant deed or assignment to the Seller and applicable title insurance policy numbers and dates. With respect to the Leased Real Property, if any, Exhibit 1.1(f) accurately sets forth the name of the lessor, the approximate area covered by the lease, the duration of the lease and any renewals, the current annual rent and the amount of any security deposits. True and complete copies of all deeds, surveys and title insurance policies (and any recorded documents postdating said title insurance policies) relating to the Owned Real Property and of all leases relating to the Leased Real Property have been delivered to the Purchaser. The leases described in Exhibit 1.1(f) are in full force and effect and to Seller's knowledge there are no defaults thereunder.

     (b) Seller has not received any written or, to Seller's knowledge, oral notice that any structures or improvements on the Real Property fail in any material respect to conform to any applicable laws, use restrictions, building ordinances or health and safety ordinances of any governmental entity.

     (c) No work for municipal improvements has been commenced on or in connection with the Real Property or any street adjacent thereto and no assessment for public improvements has been made against the Real Property which remains unpaid. No written or, to Seller's knowledge, oral notice from any governmental entity has been served upon the Real Property or received by Seller requiring any work, repair, construction, alteration or installation on or in connection with the Real Property, except for notices with which Seller has fully complied and completed.

     (d) Seller has received no written, or to Seller's knowledge oral, notice, from any governmental entity that the assessed value of the Real Property has been determined to be greater than that upon which county, township or school tax was paid for the most recent tax year applicable to each such tax, and none of the Real Property or any portion thereof is subject to any assessment which is payable and has not been paid.

     (e) Seller has received no written or, to Seller's knowledge, oral notices that any governmental entity having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

     Section 2.4 Ownership of Purchased Assets. The Seller has good and marketable title to, or a valid leasehold interest in, all of the Purchased Assets, free and clear of all title defects, liens, claims or other encumbrances of any kind or character, except liabilities set forth in Exhibit 1.3(a)(2);

     and

     (a) liens for current taxes, assessments and governmental charges not yet due and payable;

     and

     (b) liens, imperfections of title and easements referenced in title insurance policies reflected on Exhibit 1.1(f) or which do not, either individually or in the aggregate, materially detract from the value of, or interfere with the present use of, properties subject thereto.

     Section 2.5 Condition of the Purchased Assets. (a) The Purchased Assets are being sold AS IS, WHERE IS, and, except as expressly set forth herein, Seller makes no representations or warranties with respect to the Purchased Assets. Seller expressly disclaims any warranties of merchantability or fitness for any particular purpose, whether express or implied.

     Section 2.6 Proprietary Rights. The Seller possesses all of the Proprietary Rights listed on Exhibit 1.1 (d). The Proprietary Rights are sufficient to conduct such business substantially as it is now or heretofore has been conducted, are in good standing with no known conflict with or infringement of the asserted or actual rights of others, default or violations. To Seller's knowledge, no third party has infringed on, asserted rights in or threatened loss of any of the Proprietary Rights nor to Seller's knowledge has Seller not taken or omitted to take action which would have the effect of waiving or releasing a Proprietary Right and Seller has not received any written notice of the foregoing.

     Section 2.7 Adequacy of the Purchased Assets. The Purchased Assets constitute, in the aggregate, substantially all of the property necessary for the conduct of the Business in the manner in which and to the extent to which it is currently being conducted.

     Section 2.8    Material Contracts.  (a)  Exhibit 2.8
attached hereto contains a list of each agreement, contract or commitment to witch the Seller is a party or by which it is bound and which is material to the operation of the Business.

     (b) Neither the Seller nor to Seller's knowledge any party thereto or bound thereby is in default under any of the contracts, agreements or instruments comprising Exhibit 2.8, and to Seller's knowledge no act or event has occurred which with a notice or lapse of time, or both, would constitute such a default.

     Section 2.9 Performance Bonds. Exhibit 2.9 lists all performance bonds, guarantys and letters of credit securing any obligations of the Seller with respect to the Customer Accounts. All such performance bonds and letters of credit are in good standing, have not been threatened with withdrawal or termination and no amounts have been collected by protected parties under the performance bonds, guarantys and letters of credit.

     Section 2.10 Litigation. Except as set forth in Exhibit 2.10, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or to the knowledge of the Seller threatened against or affecting the Business or any of the Purchased Assets. Except as set forth on
Exhibit 2.10, there are no orders, decrees, judgments or stipulations currently in effect issued by any local, state or federal governmental authority in any proceeding relating to the Business to which the Seller is or was a party or by which the Seller is bound.

     Section 2.11 Compliance with Laws. (a) The Seller has operated the Business, legally and in substantial compliance with all applicable laws, regulations, permits, franchises, licenses and orders. Without limiting the generality of the foregoing, in the conduct of the Business, the Seller has not transported, stored, treated or disposed, nor has it allowed or arranged for any third persons to transport, store, treat or dispose regulated quantities of waste to or at any location other than a site lawfully permitted to receive such waste for such purposes; nor has it performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any laws or regulations or in any other manner which may result in material liability for contamination of the environment; nor are there any underground storage tanks at the Real Property or the Leased Property.

     (b) Except as set forth on Exhibit 2.11, with respect to the conduct of the Business, the Seller has not received any notification of any past or present failure by the Seller to comply in any material respect with any laws, regulations, permits, franchises, licenses or orders applicable to it or the Purchased Assets. Except as set forth on Exhibit 2.11, with respect to the operation of the Business, the Seller has not received any notification (including requests for information directed to the Seller) from any governmental agency asserting that Seller is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any federal, state or local statute or ordinance assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment.

     Section 2.12 Due Authorization; Binding Obligation. The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Seller. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller, enforceable in accordance with its terms. Assuming that all requisite consents are obtained with respect to the permits required for the Business, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of the Seller's articles of incorporation or bylaws, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Seller; or (b) result in any breach of or default under any material mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Seller or the Purchased Assets.

     Section 2.14   Employee Matters.  (a)  Set forth on Exhibit
2.14 is a list of the name, residence, address, social security number, years of service, present position, and rate of compensation of the employees of the Business. To the knowledge of the Seller, such employees will be available for employment by the Purchaser after the Time of Closing.

     (b) Except as set forth in Exhibit 2.14, the Seller is not a party to or bound by any employment agreement, any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Business into one or more collective bargaining units. There is not pending or, to the best of the knowledge of the Seller, threatened, any labor dispute, strike or work stoppage which may affect the Business or which may interfere with its continued operation. No collective bargaining or union agreement is currently being negotiated by the Seller with respect to the Business.

     (c) The Seller has no unfunded liability to, and is not delinquent in any contribution to, any pension or employee benefit plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended). After the Time of Closing, the Purchaser will have no liability with respect to any of the Seller's pension or employee benefit plans.

     Section 2.15 Conduct of Business. Since December 31,1996, the Seller has conducted the Business and operations in substantially the same manner in which they have traditionally been conducted, there has been no material adverse change in the Purchased Assets, and the Seller has not entered into any material agreements relating to the Business which extend beyond the Time of Closing.

     3.   Representations and Warranties of Purchaser.  The
Purchaser makes the following representations and warranties:

     Section 3.1 Organization, Power and Authority. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Oklahoma, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

Section 3.2 Due Authorization; Binding Obligation. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable in accordance with its terms. Assuming that all requisite consents are obtained with respect to the permits required for the Business, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of the Purchaser's articles of incorporation or bylaws, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Purchaser; (b) result in any breach of or default under any material mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Purchaser.

     Section 3.3 Investigation. Purchaser has been afforded an opportunity to conduct its investigation of the Purchased Assets. Except as disclosed to Seller by Purchaser in writing, Purchaser has no actual knowledge of any breach by Seller of any of its representations or warranties contained herein.

     Section 3.4 Solvency. Purchaser anticipates that it will obtain the necessary financing to consummate the transactions contemplated herein. Purchaser is not, and immediately after consummation of the transactions contemplated hereunder will not be "insolvent" within the meaning of the United States Bankruptcy Code as in effect on the date hereof. The assets of the Purchaser are not, and immediately following the closing will not be, unreasonably small in relation to the business in which the Purchaser shall be engaged. Purchaser does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature.

4.   Additional Agreements.

     Section 4.1    Conduct of Business Pending the Closing.
From and after the date hereof, and until the Time of Closing, except as otherwise provided by the prior written consent of the Purchaser, the Seller will conduct its business and operations in substantially the same manner in which the same have traditionally been conducted, and it will use reasonable commercial efforts to (a) preserve its business organization intact, (b) keep available to the Purchaser the services of its officers, employees, agents and distributors, and (c) preserve its relationships with its customers and suppliers.

     Section 4.2 Access to the Seller's Plants, Properties and Records. From and after the execution and delivery of this Agreement, the Seller will afford to the representatives of the Purchaser, including Purchaser's lenders, access, during normal business hours and upon reasonable notice, to the Seller's premises sufficient to enable the Purchaser to inspect the Purchased Assets, and the Seller will furnish to such representatives during such period all such information relating to the foregoing investigation as the Purchaser may reasonably request. Seller will cooperate with Purchaser to enable Purchaser to audit the Business for the years ended December 31, 1995 and 1996. Purchaser will provide a copy thereof to Seller. After the Time of Closing the Purchaser will provide to Seller reasonable access to the Records and will not dispose of such Records without giving Seller an opportunity to copy such Records.

     Section 4.3 Liability for Expenses. The Purchaser will pay all expenses incurred by the Purchaser, in connection with the negotiation, execution and performance of this Agreement, whether or not the transactions contemplated hereby are consummated, including the fees and expenses of agents, representatives, accountants and counsel for the Purchaser. The Seller will pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement, whether or not the transaction contemplated hereby is consummated, including the fees and expenses of its counsel and auditors.

     Section 4.4 Indemnification. (a) From and after the Time of Closing, the Seller agrees to defend, indemnify and hold the Purchaser and its affiliates harmless from and against all indemnifiable damages of the Purchaser. For this purpose, "indemnifiable damages" of the Purchaser means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including attorneys' fees and court costs) incurred or suffered by the Purchaser, or any of its directors, agents, employees or affiliates or its affiliates' directors, agents or employees, as a result of or in connection with: (i) any inaccurate representation or warranty made by the Seller in or pursuant to this Agreement, (ii) any default in the performance of any of the covenants or agreements made by the Seller in this Agreement, (iii) any failure of the Seller to pay, discharge or perform any of the Excluded Liabilities, or any asserted liability resulting from any dispute or claim against Purchaser concerning any of the Excluded Liabilities, or (iv) any third parry claim which relates to or arises out of the operation of the Business or the use of the Purchased Assets prior to the Closing.

     (b) From and after the Time of Closing, the Purchaser agrees to defend, indemnify and hold the Seller and its affiliates harmless from and against all indemnifiable damages of the Seller. For this purpose, "indemnifiable damages" of the Seller means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including attorneys' fees and court costs) incurred or suffered by the Seller, or any of its directors, agents, employees or affiliates or its affiliates' directors, agents or employees, as a result of or in connection with: (i) any inaccurate representation or warranty made by the Purchaser in or pursuant to this Agreement, (ii) any default in the performance of any of the covenants or agreements made by the Purchaser in this Agreement, (iii) any failure of the Purchaser to pay, discharge or perform any of the Assumed Liabilities, or any asserted liability resulting from any dispute or claim against Seller concerning any of the Assumed Liabilities, or (iv) any third party claim which relates to or arises out of the operation of the Business or the use of the Purchased Assets at or after the Closing.

     (c) Anything herein to the contrary notwithstanding, the Purchaser and the Seller shall have no obligation to provide indemnification hereunder (i) until the indemnifiable damages of the other party exceed $250,000, in which event the indemnifying party shall be liable for the full amount of such indemnifiable damages, (ii) in excess of $2,500,000 or (iii) after the date one year from the date hereto, at which time all obligation to provide indemnification hereunder shall cease, provided that the obligation to provide indemnification shall not terminate with respect to claims brought before the expiration of the applicable period. Except for actions to specifically enforce covenants contained herein, the indemnification contemplated hereby shall be the parties' sole remedy for any breach of this Agreement.

     Section 4.5 Covenant Not to Compete. The Seller agrees that for a period of five (5) years from and after the Time of Closing, (a) the Seller and its affiliates that are wholly owned subsidiaries of WMX Technologies, Inc. will not engage (as an individual or as a stockholder, trustee, partner, financier, agent, employee or representative of any person, firm, corporation or association), or have any interest, direct or indirect, in any business in competition with the Business, as that business is constituted at the Time of Closing (whether or not such business is subsequently carried on by the Purchaser or by any successor or subsequent purchaser of such business), in any area in the state of Indiana or Illinois within a 50 mile radius of the Evansville facility or within a 50 mile radius in Indiana to the West of the Huntingberg facility and (b) the Seller and its affiliates will not directly or indirectly solicit the Customer Accounts to provide services in competition with the Business or intentionally work with a broker to solicit specific Customer Accounts to provide services in competition with the Business; provided that this Covenant Not to Compete Agreement shall not prevent the Seller or the Owner from (i) acquiring and holding not to exceed two percent (2%) of the outstanding shares of any corporation engaged in such a competitive business if such shares are available to the general public on a national securities exchange, (ii) from providing disposal services, not including collection or transportation, for wastes generated in such area; or (iii) from providing services in competition with the Business in the area marked on the map attached as Exhibit 4.5, which is the area serviced by an affiliate of Seller.

     Section 4.6 Title Policies. With respect to each parcel of Owned Real Estate, or real estate under option or contract to be purchased by the Seller (all of which are fisted on Exhibit 1.1(f) hereto), the Seller will, at Seller's cost and expense, at the Time of Closing, deliver or cause to be delivered to Purchaser, title insurance policies of a reasonably current date or binding commitments with extended coverage over general exceptions (except as to matters as may be approved in writing by Purchaser) to issue such policies in the name of Purchaser or its nominee as may be appropriate considering the party to ultimately hold the subject fee title or option rights. Such policies or commitments shall be issued by a title insurance company acceptable to Purchaser in an amount equal to the fair market value of such real property interest as reasonably determined by Purchaser.

     Section 4.7 Surety Bonds. The Purchaser agrees to obtain the release of all of the Surety bonds, guaranties and letters of credit listed on Exhibit 2.9 promptly after the Closing and shall indemnify, defend and hold the Seller harmless from any liability, loss, cost or expense that may arise under or in connection with such surety bonds, guaranties and letters of credit.

     Section 4.8 Arbitration of Disputes. (a) It is acknowledged by the parties that a quick and efficient resolution of all claims, disputes and other matters in question under this Agreement after the Closing ("Dispute") is critical to the implementation of the terms of this Agreement. In order to effectuate such intent, the parties hereby establish this Dispute resolution procedure. All Disputes arising under this Agreement shall be subject to this Section 4.8. Prior to submission of any Dispute for resolution in accordance with this Section 4.8, the parties will negotiate in good faith to resolve such Dispute. If such parties cannot reach agreement within thirty (30) days of written notice by any party to the other party that a Dispute exists, the Dispute shall be submitted for resolution in accordance with this Section 4.8. Any such dispute shall be arbitrated upon the filing by either party of a written demand, with notice to the other party, to and under the rules of a provider of dispute resolution services (the "Arbitration Service" acceptable to the parties (to the extent such rules are not inconsistent with this Section 4.8) in Chicago, Illinois before a panel of three arbitrators. One arbitrator shall be appointed by each party with each being appointed within ten days after the Arbitration Service has given notice of the filing of the demand for arbitration. The two arbitrators so selected, or if such arbitrators are unable to select another arbitrator, the Arbitration Service, shall select a third arbitrator within five days after the date the latter of the first two arbitrators is selected. Within ten (10) days after receipt of written notice of the Dispute being brought to the arbitrators, each party shall submit to the arbitrators a best and final offer with respect to each issue submitted to the arbitrators and an accompanying statement of position containing supporting facts and data. Upon such Dispute being submitted to the arbitrators for resolution, the arbitrators shall assume exclusive jurisdiction over the Dispute, and shall utilize such consultants or experts as they shall deem appropriate under the circumstances, to assist in the resolution of the dispute and will be required to authorize a final, binding determinations not, subject to appeal within fifteen (15) days of the date of submission. For each issue decided by the arbitrators, they shall choose the best and final offer of one party with respect to the issue decided, and the arbitrators shall not have discretion to modify said best and final offer. For each issue decided by the arbitrators, they shall award the expenses of the proceeding, including reasonable attorneys' fees, to the prevailing party with respect to such issue. In arriving at their decision, the arbitrators shall consider the pertinent facts and circumstances as presented in evidence and be guided by the terms and provisions of this Agreement and applicable law.

     (b) Any arbitration award may be entered as a judgment in the Federal courts or the courts of the State of Illinois. A printed transcript of any such arbitration proceeding shall be kept and each of the parties shall have the right to request a copy of such transcript.

     (c) The parties shall continue to perform their respective obligations under this Agreement, including payment, during any Dispute proceeding, unless otherwise agreed in writing by the parties.

     (d) This Section 4.8 shall survive the termination of this Agreement for a period of three years.

     Section 4.9 Transitional Matters. Purchaser agrees to remove all marks, tradenames, logos and other evidence of ownership by Seller or any division of Seller from the Purchased
Assets promptly upon request by Seller and in any event within 45 days after the Time of Closing.

     Section 4.10 Employees. Prior to the Closing, the Purchaser shall provide the Seller with a list of all employees of the Business to be hired by the Purchaser. Purchaser shall have no liability relating to employees of the Business prior to the Time of Closing, including liabilities for compensation, benefits, accrued vacation, workers compensation, disability or pension benefits, or severance benefits for employees not hired by Purchaser.

     Section 4.11 WARN Act. Purchaser shall not, at any time prior to the date ninety (90) days after the Time of Closing, implement any employment terminations, layoffs or hours reductions of 50% or more that result in a "plant closing" or "mass layoff' as those terms are defined in The Worker Adjustment and Retraining Notification Act of 1988 ("WARN") affecting in whole or in part any facility, site of employment, operating unit or any employee employed by the conduct of the Business without complying in all material respects with the requirements of WARN.

     Section 4.12 National Accounts. Purchaser acknowledges that Seller is not transferring to Purchaser Seller's National Account or regional account customers identified in Exhibit 1.1(c) as part of the Purchased Assets. Seller agrees to notify National Account customers with locations heretofore serviced by the Business that Seller has sold the Purchased Assets to the Purchaser and suggest that such customers contact Purchaser to arrange for continued service. In any event, neither Seller nor any affiliate or subcontractor (other than Purchaser) shall service any of such customers at a location heretofore serviced by the Business for the duration of the period contemplated in
Section 4.5.

     Section 4.13 Billing Assistance. Seller shall mail bills on behalf of Purchaser to Customer Accounts (residential and commercial) scheduled to be billed in March and April for services to be performed by Purchaser, and Purchaser shall reimburse Seller at a rate of $.50 per invoice.

5. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Purchased Assets shall be subject to the fulfillment at or prior to the Time of Closing of each of the following conditions:

     Section 5.1 Closing Certificate. The representations and warranties of the Seller contained in this Agreement and the Exhibits hereto shall have been true, complete and correct in all respects as of the date hereof and they shall be true and correct in all respects as of the Time of Closing. The Seller shall have performed and complied in all respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Time of Closing. The Seller shall have delivered to the Purchaser a certificate, dated as of the date of the Closing, certifying that such representations and warranties are true, complete and correct in all respects and that all such obligations have been performed and complied with in all respects.

     Section 5.2 Certified Resolutions. The Seller shall have delivered to the Purchaser copies of resolutions adopted by the board of directors of the Seller authorizing the transactions contemplated by this Agreement, certified as of the Time of Closing by the Secretary or Assistant Secretary of the Seller.

     Section 5.3 Receipt of Necessary Consents. Except as contemplated by Section 1.5(c), all necessary pre closing consents or approvals of any regulatory agency, Grey Farms, Inc. to any of the transactions contemplated hereby, the absence of which would adversely affect the Purchaser's rights hereunder shall have been obtained and evidenced by written documentation satisfactory to the Purchaser.

     Section 5.4 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrict, prohibit or invalidate the sale of the Purchased Assets to the Purchaser or any other transaction contemplated hereby, and which, in the reasonable judgment of the Purchaser, makes it inadvisable to proceed with the transaction contemplated hereby.

     Section 5.5 Hart Scott Rodino Requirements. The waiting period, if any, under the Hart Scott Rodino Antitrust
Improvements Act of 1976 applicable to the acquisition of the Purchased Assets shall have expired or been terminated.

6. Conditions to Obligations of the Seller. The obligations of the Seller to sell the Purchased Assets shall be subject to the fulfillment at or prior to the Time of Closing of each of the following conditions:

     Section 6.1 Closing Certificate. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all respects as of the date hereof, and they shall be true and correct in all respects as of the Time of Closing. The Purchaser shall have performed and compiled in all respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Time of Closing. The Purchaser shall have delivered to the Seller a certificate, dated as of the date of the Closing, certifying that such representations and warranties are true and correct in all respects and that all such obligations have been performed and compiled with in all respects.

     Section 6.2 Certified Resolutions. The Purchaser shall have delivered to the Seller copies of resolutions adopted by the board of directors and the shareholders of the Purchaser authorizing the transactions contemplated by this Agreement, certified in each case as of the Time of Closing by the Secretary or Assistant Secretary of the Seller.

     Section 6.3 Receipt of Necessary Consents. Except as contemplated by Section 1.5(c), all necessary pre closing consents or approvals of any regulatory agency to any of the transactions contemplated hereby, the absence of which would adversely affect the Seller's rights hereunder shall have been obtained and evidenced by written documentation satisfactory to the Seller.

     Section 6.4 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Purchased Assets to the Purchaser or any other transaction contemplated hereby, and which, in the reasonable judgment of the Seller, makes it inadvisable to proceed with the transaction contemplated hereby.

     Section 6.5 Hart Scott Rodino Requirements. The waiting period, if any, under the Hart Scott Rodino Antitrust
Improvements Act of 1976 applicable to the acquisition of the Purchased Assets shall have expired or been terminated.

7.   Additional Agreements of the Parties.

     Section 7.1    [Intentionally left blank].

     Section 7.2 Execution of Further Documents. From and after the Time of Closing, upon the reasonable request of any party hereto, the other party hereto shall execute, acknowledge and deliver all such further documents as may be required to convey and transfer to and vest in the Purchaser and protect its right, title and interest in all of the Purchased Assets, and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement. Following the Closing the parties shall cooperate with each other and provide reasonable access to such information as either party may reasonably request.

8.   General Provisions.

     Section 8.1 Survival of Representations and Warranties. All of the respective representations and warranties of the parties to this Agreement shall survive the consummation of the transactions contemplated hereby for the periods contemplated by
Section 4.4(c)(iii).

     Section 8.2 Brokers' Commission. Each party hereto will indemnify and hold harmless each other party from any commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by the indemnifying party to bring about, or to represent it in, the transactions contemplated hereby.

     Section 8.3 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     Section 8.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     Section 8.5 Entire Agreement. This instrument and the Exhibits attached hereto contain the entire agreement of the parties hereto with respect to the purchase of the Purchased Assets and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the Exhibits attached hereto.

     Section 8.6 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 8.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 8.8 Notices. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and shall be hand delivered or sent by certified or registered mail, postage prepaid, or by overnight courier service requesting evidence of receipt as part of its service, as follows:

     (a)  If to the Seller, addressed to:
               Waste Management of Indiana, LLC
               Two Westboro Corporate Center
               Suite 1000
               Westchester, Illinois 60154
               Facsimile No. 7084090773
               Attention: General Counsel

     Copy to:  Waste Management, Inc.
               3003 Butterfield Road
               Oak Brook, Illinois 60521
               Facsimile No. 6306847061
               Attention:  General Counsel






     (b)  If to the Purchaser, addressed to:

               American Disposal Services of Missouri, Inc
               745 McClintock Drive, Suite 305
               Burr Ridge, IL 60521
               Facsimile No.6306551455
               Attention:  General Counsel

     Copy to:  Waste Management, Inc
               3003 Butterfield Road
               Oak Brook, IL  60521
               Attention:  General Counsel

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address as herein provided. Any notice given hereunder shall be deemed given on the date of mailing.

     Section 8.9 Severability. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.

     Section 8.10    Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


American Disposal Services of Missouri, Inc.
("Purchaser")


By:       /s/Richard De Young
Name      Richard De Young
Title     President

Waste Management of Indiana, LLC ("Seller")

By:       /s/William B. Terry
Name      William B. Terry
Title     President
Seller's FEIN: